Cellegy Pharmaceuticals, Inc.
1800 Byberry Road, Bldg. #13
Huntingdon Valley, PA 19006

(215) 914-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 28, 2005

To the Stockholders:

You are cordially invited to the Annual Meeting of Stockholders of Cellegy Pharmaceuticals, Inc. (“Cellegy”), a Delaware corporation. The Annual Meeting will be held at the offices of Carter Ledyard & Milburn LLP, 570 Lexington Avenue, 41st floor, New York, NY 10022, on September 28, 2005, at 10:00 a.m., E.S.T. for the purpose of considering and voting upon the following matters:

(1)   To elect five (5) members of the Board of Directors to serve until the next annual meeting of stockholders;

(2)   To approve the 2005 Equity Incentive Plan, under which up to 1,000,000 shares of common stock are authorized for issuance pursuant to stock options and other awards made under the plan;

(3)   To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005; and

(4)   Any other matters that properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on August 5, 2005, are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY. Please cast your vote as soon as possible by following the instructions on your proxy card. We encourage you to review the proposals and vote in favor.

By Order of the Board of Directors

Richard C. Williams
Chairman of the Board

Huntingdon Valley, Pennsylvania
August  29, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. PLEASE SEE YOUR PROXY CARD FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THANK YOU FOR ACTING PROMPTLY.

Cellegy Pharmaceuticals, Inc.

1800 Byberry Road, Bldg. #13
Huntingdon Valley, PA 19006

(215) 914-0900

PROXY STATEMENT
Annual Meeting of Stockholders

September 28, 2005

To the Stockholders:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy” or the “Company”), for use at Cellegy’s annual meeting of stockholders, and any adjournments and postponements thereof (the “Annual Meeting”).

The Annual Meeting will be held at 10:00 a.m., E.S.T., on September 28, 2005, at the offices of Carter Ledyard & Milburn LLP, 570 Lexington Avenue, 41st floor, New York, NY 10022. Only stockholders of record on the close of business on August 5, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 29,831,625 shares of Common Stock, $0.0001 par value (“Common Stock”), were outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement, our Annual Report to Stockholders, and the accompanying form of proxy were first mailed to stockholders on or about August 29, 2005.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting until a quorum is present, without notice other than an announcement at the Annual Meeting and so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the adoption of our 2005 Equity Incentive Plan.

Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Thus, a broker non-vote will not affect the outcome of the voting on a proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

A proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of the directors, for the confirmation of the appointment of the designated independent registered public accounting firm, for the 2005 Equity Incentive Plan and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

We will bear the cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, Cellegy will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, Cellegy will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and employees of Cellegy.

REVOCABILITY OF PROXIES

Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Annual Meeting to the Secretary of Cellegy at its principal executive offices, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) by voting in person at the Annual Meeting. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, custodian or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank, custodian or other nominee confirming that stockholder’s beneficial ownership of the shares. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, the stockholders will elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified or until the death, resignation, or removal of the director. Each of the nominees is currently a director of Cellegy. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below.

The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Richard C. Williams(1)	61	President, Conner-Thoele Ltd.	2003
Tobi B. Klar, M.D.(3)	50	Dermatologist and Associate Clinical Professor in Dermatology, Albert Einstein Medical Center	1995
John Q. Adams, Sr.(1)(2)(3)	68	President, J.Q. Enterprises	2003
Robert B. Rothermel(2)	61	Partner, CroBern Management Partnership	2004
Thomas M. Steinberg(1)(2)(3)	48	Adviser, Tisch Family Interests	2003

(1)          Member of the Compensation Committee.

(2)          Member of the Audit Committee.

(3)          Member of the Nominating and Governance Committee.

Richard C. Williams. Mr. Williams became Chairman and Interim Chief Executive Officer in January 2005. He first joined Cellegy as Chairman of the Board in November 2003. He is President and Founder of Conner-Thoele Ltd., a consulting and financial advisory firm specializing in health care acquisition analysis, strategy formulation and post-merger consolidation and restructuring. Mr. Williams served as Vice Chairman, Strategic Planning of King Pharmaceuticals following the acquisition by King of Medco Research where he was Chairman. He has held a number of executive level positions with other pharmaceutical companies. Mr. Williams is a director of EP Med Systems, a public electrophysiology diagnostic company and is Chairman and a director of ISTA Pharmaceuticals, a public ophthalmology company. Mr. Williams received a B.A. degree in economics from DePauw University and an M.B.A. from the Wharton School of Finance.

John Q. Adams, Sr. Mr. Adams became a director in November 2003. He is President of J.Q Enterprises, a holding company for his interests in real estate and ranching. He has had a long career in the pharmaceutical industry and has owned three companies: Baylor Laboratories, sold to Norwich Eaton Pharmaceuticals; his second company, Allerderm, Inc., sold to Virbac Inc. in France; and Adams Laboratories, a pharmaceutical company focused on respiratory therapy, sold to Medeva Pharmaceuticals, where from 1991 to 1995, Mr. Adams was a director and was also President of Medeva Americas. Mr. Adams later repurchased Adams Laboratories from Medeva and served as Chairman and CEO. Adams Laboratories was renamed Adams Respiratory Therapeutics, Inc. and became a public company in

2005, and Mr. Adams continues to serve as Chairman of the Board. He also retains memberships and board positions in several professional and philanthropic organizations including the American College of Allergy and the Vanderbilt University Voice Center. He is also an Honorary Fellow of the American Academy of Otolaryncology-Head and Neck Surgery. Mr. Adams holds a degree in Biology from Heidelberg College.

Tobi B. Klar, M.D. Dr. Klar became a director for Cellegy in June 1995. She is a physician, board certified in dermatology. Since 1986, Dr. Klar has maintained a private dermatology practice and has served as Co-Chairperson of the Department of Dermatology at New Rochelle Hospital Medical Center, New Rochelle, New York, and Associate Clinical Professor in Dermatology at Albert Einstein Medical Center in New York City. Dr. Klar holds a M.D. from the State University of New York.

Robert B. Rothermel. Mr. Rothermel became a director in January 2004. He is currently a partner of CroBern Management Partnership, a healthcare management and venture capital firm. In November 2002, he retired from Deloitte & Touche, where in his last position, he was the global leader of the firm’s Enterprise Risk Services practice. He previously served as the lead audit engagement partner for several multi-national corporations, and has led professional services in specialty areas such as IPOs, acquisitions, divestitures, and restructurings, and litigation support. Mr. Rothermel holds a B.S. degree in business administration from Bowling Green State University.

Thomas M. Steinberg. Mr. Steinberg became a director in November 2003. He is an adviser to certain members of the Tisch family concerning certain of their business interests and activities. Mr. Steinberg formerly worked for Goldman Sachs & Company as a Vice President. He has served as a director of a number of other public and private companies including Gunther International, Infonxx, Inc., and Ableco. Mr. Steinberg received an economics degree from Yale University where he graduated Summa Cum Laude and Phi Beta Kappa. He also received an M.B.A. from Stanford University.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2004 (“fiscal 2004”), the Board held 12 meetings. Each nominee who was a director during fiscal 2004 participated in at least 75% or more of the aggregate number of the meetings of the Board held during the time that such nominee was a director and any committee on which he or she served.

Standing committees of the Board include an Audit Committee, a Nominating and Governance Committee and a Compensation Committee.

Messrs. Adams, Rothermel and Steinberg are the current members of the Audit Committee. Mr. Rothermel is the current chair of the committee. During fiscal 2004 the Audit Committee held 10 meetings. Subject to an approved charter, a copy of which is included as an appendix to this proxy statement, the Audit Committee reviews our financial results, accounting practices, internal control systems and the fee arrangements with our independent auditors as well as their independence and performance, is responsible for selection of our independent auditors and meets with our independent auditors concerning the scope and terms of their engagement and the results of their audits. Cellegy has determined that each member of the Audit Committee is “independent” as defined in the applicable NASDAQ Stock Market listing standards (“Listing Standards”) and by the Sarbanes-Oxley Act of 2002 and related regulations of the Securities and Exchange Commission (“SEC”), and that Mr. Rothermel qualifies as an “audit committee financial expert” as defined in such regulations.

Messrs. Adams, Steinberg and Williams are the current members of the Compensation Committee. Mr. Steinberg is the current chair of the committee. The Board has determined that each member of the Compensation Committee is “independent” as defined in the Listing Standards, except, commencing in January 2005, for Mr. Williams, who serves as Interim Chief Executive Officer; the Board determined that it was in our best interests and the best interests of our stockholders that Mr. Williams serve as a member of the Compensation Committee pursuant to the exception granted by the Listing Standards, in light of his experience in assessing and overseeing compensation programs of companies comparable to us and his status as an interim officer. Mr. Williams does not participate in discussions regarding, or vote with respect to, decisions relating to his compensation. The Compensation Committee met two times during 2004 and acted by written consent two times. The Compensation Committee recommends compensation and severance arrangements for officers and employees of Cellegy, grants stock options and stock awards under our employee benefit plans and acts as administrator of those plans and approves, within certain guidelines, options and warrants granted to consultants.

Messrs. Adams and Steinberg and Dr. Klar are the current members of the Nominating and Governance Committee. Dr. Klar is the current chair of the committee. The Board has determined that all current members of the Nominating and Governance Committee are “independent” as defined in the Listing Standards. The committee met once during 2004. Subject to an approved charter, the general functions of the Nominating and Governance Committee are (i) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board, (ii) to recommend nominees for Board committees, (iii) to recommend corporate governance guidelines applicable to the Company, and (iv) to review the Board’s performance.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the committee candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the Secretary of Cellegy, 1800 Byberry Road, Bldg. #13, Huntingdon Valley, PA 19006, who will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation must set forth (i) the name and address as they appear on Cellegy’s books of the stockholder making the recommendation and the class and number of shares of capital stock of Cellegy beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in Cellegy’s Proxy Statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders must also comply with all requirements of Cellegy’s by-laws with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility and qualifications of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of Cellegy.

The Nominating and Governance Committee believes that persons nominated for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards of directors or active involvement with other boards of directors and experience in the industry in which Cellegy conducts its business. In addition to the above criteria (which may be modified from time to time), the committee may consider such other factors as it deems in the best interests of the Company and its stockholders or that it believes may enhance the effectiveness and responsiveness of the Board and its committees. The committee believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for the election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a contribution to the Board of Directors. The Company is generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the general policy of the committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. The committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.

The Nominating and Governance Committee intends to identify candidates for election to the Board of Directors through the personal knowledge and experience of the members of the committee and third-party recommendations. To date, the committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to do so. The committee did not receive any security holder recommendations for nomination to the Board in connection with this year’s Annual Meeting, and this year’s nominees for director are all currently directors of the Company. New candidates will be evaluated based upon their backgrounds and/or interviews with members of the committee. The Nominating and Corporate Governance Committee may request references and additional information from the candidate prior to reaching a conclusion. Once a candidate has been identified, the committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, it will attempt to do so.

The Company does not have a policy that requires the attendance of all directors at the annual meeting of stockholders. Of the current directors, Messrs. Adams, Rothermel and Williams attended the 2004 annual meeting of stockholders in person.

Stockholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board of Directors by writing to them, care of Secretary, Cellegy Pharmaceuticals, Inc., 1800 Byberry Road, Bldg. #13, Huntingdon Valley, PA 19006, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Director Compensation

Outside directors receive an annual retainer of $10,000 and a fee of $1,500 for each Board meeting attended in person, as well as their travel expenses related to attendance at Board meetings. In addition, they receive annual retainers of $1,000, $3,500 and $4,500 for Nominating and Governance, Compensation and Audit Committee membership, respectively. Mr. Williams, as Chairman of the Board, receives $100,000 a year for his services as chairman.

Non-employee directors of Cellegy are eligible to participate in the 1995 Directors’ Stock Option Plan (the “1995 Directors Plan”). A total of 350,000 shares of Common Stock are reserved for issuance to eligible directors pursuant to the 1995 Directors Plan. The 1995 Directors Plan is currently administered by the Compensation Committee of the Board. In June 2004, annual options under the 1995 Directors Plan to acquire 12,000 shares at an exercise price of $4.30 per share were granted to each of the then-existing outside directors. In January 2004, initial options to acquire 30,000 shares at an exercise price of $4.39 per share were granted to Mr. Rothermel upon his joining the Board. Mr. Williams receives compensation for services as Chairman but agreed not to receive the above compensation and options received by other outside directors. See also “Certain Relationships and Related Transactions” for other disclosure concerning compensation to directors.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company. The Company will provide any person, without charge, a copy of the Code. Requests for a copy of the Code may be made by writing to the Company at Cellegy Pharmaceuticals, Inc., 1800 Byberry Road, Bldg. #13, Huntingdon Valley, PA  19006, Attention: Chief Financial Officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

General

Stockholders are being asked to approve a new 2005 Equity Incentive Plan (the “2005 Plan”). The Board of Directors adopted the 2005 Plan in response to the expiration of the 1995 Equity Incentive Plan (the “Prior Plan”). The 2005 Plan is subject to stockholder approval at the Annual Meeting. The Board believes that the 2005 Plan is in the best interests of Cellegy as it will permit Cellegy to attract and retain employees and consultants. Cellegy believes that providing employees and key consultants with appropriate equity incentives will thereby help align their interests with those of Cellegy’s stockholders. If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting is required for approval of the 2005 Plan.

The 2005 Plan provides for awards of stock options, restricted stock and stock bonuses. As of August 15, 2005, Cellegy had 29 employees, all of whom were eligible to receive awards under the 2005 Plan. During 2004, Cellegy issued options to acquire a total of 35,000 shares under the Prior Plan. As of August 15, 2005, 759,669 shares were available for future options and other awards under the Prior Plan. Employees and officers of Cellegy have an interest in the approval of the 2005 Plan by virtue of their eligibility to receive awards under the 2005 Plan.

Summary of the Plan

The following is a summary of the principal provisions of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as an appendix to this proxy statement.

Administration.   The 2005 Plan is administered by the Board, and the Board has delegated administration to the Compensation Committee (the “Administrator”). The Administrator acts as the manager of the 2005 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2005 Plan, to select the persons (“Participants”) to receive options (“Options”) or other awards under the 2005 Plan (collectively, “Awards”), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), to reduce the exercise price of any Award to the then current fair market value if the fair market value of the common stock covered by such Award has declined since the date the Award was granted or take any other action that is treated as a “repricing” under generally accepted accounting principles, and to determine all other matters relating to the 2005 Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate certain authorities and duties to officers or employees of Cellegy.

Eligibility.   Every person who at the date on which an Award was granted to the person (the “Grant Date”) is an employee of Cellegy or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Every person who at the Grant Date is a consultant to Cellegy or any Affiliate, or any person who is a director of Cellegy but not an employee, is eligible to receive Awards, including non-qualified options (“NQOs”), but is not eligible to receive ISOs. Employees may also receive NQOs. The term “Affiliate” means a “parent corporation” or a “subsidiary corporation” as defined in the applicable provisions of the Code. Subject to the provisions of the 2005 Plan relating to capitalization adjustments, at any time that the Company may be subject to the applicable provisions of Section 162(m) of the Code, no employee will be eligible to be granted a stock Award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the common stock on the date the Award is granted covering more than 500,000 shares of common stock during any calendar year; however, to the extent consistent with Section 162(m), an individual may be eligible to be granted Awards for up to 1,000,000 shares of common stock during the calendar year which includes such individual’s initial service to the Company.

Securities Subject to the 2005 Plan.   The total number of shares that are reserved and available for issuance pursuant to the exercise of Awards under the 2005 Plan is 1,000,000 shares. The maximum number of shares that may be issued upon exercise of incentive stock options is 1,000,000 shares. As of August 15, 2005, there were outstanding options to purchase a total of 2,907,970 shares under the Prior Plan and 759,669 shares were available for options or other awards under the Prior Plan. The Prior Plan will continue to govern, and stock options previously granted under the Prior Plan. However, no further stock options or other awards will be made pursuant to the Prior Plan. If an Award entitles the holder thereof to receive or purchase shares, the number of shares of common stock covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares available for granting Awards under the 2005 Plan. If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of common stock subject to such Awards shall again be available for distribution in connection with Awards under the 2005 Plan. If the exercise price of any Option is satisfied by delivering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock delivered to the Participant net of the shares of common stock delivered to the Company or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the 2005 Plan. To the extent any shares of common stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2005 Plan. If any shares of common stock issued to a Participant pursuant to an Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of common stock forfeited or repurchased under such Award shall revert to and again become available for issuance under the 2005 Plan. The number of shares reserved for issuance under the 2005 Plan is subject to adjustment in accordance with the provisions for adjustment in the 2005 Plan.

Granting of Options.   No Options may be granted under the 2005 Plan after 10 years from the date the Board initially adopted the 2005 Plan. An Option generally expires 10 years from its Grant Date, unless an earlier expiration date is specified by the Administrator at the Grant Date, except that an ISO granted to any ten percent stockholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs is at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent stockholder).

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the “Option Agreement,” and in the case of other Awards as well as Options, referred to as the “Award Agreement”), in a form satisfactory to Cellegy, executed by Cellegy and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Automatic Option Grant Program for Outside Directors.   Both the Company’s existing 1995 Directors Stock Option Plan (the “1995 Directors Plan”) and the proposed new 2005 Plan provide for automatic option grants for non-employee directors of the Company. The automatic option grant program under the 2005 Plan (the “Director Program”) provides for the grant of an option to purchase 30,000 shares of common stock upon a non-employee director’s initial election or appointment to the Board. The Director

Program also generally provides for the grant of an option to purchase 12,000 shares of common stock to non-employee directors on the date of each annual stockholder meeting. All of the current non-employee directors of Cellegy have received Options under the 1995 Directors Plan and would be eligible to receive options under the 2005 Plan. During 2004, Cellegy issued options to acquire a total of 48,000 shares of common stock under the 1995 Directors Plan to eligible directors. Non-employee directors of Cellegy have an interest in the approval of this proposal by virtue of their eligibility to receive Options under the Director Program. Assuming the election of all nominated directors and approval of this proposal on the day after the Annual Meeting, Annual Grant options to purchase a total of 48,000 shares of common stock will be awarded from the 2005 Plan.

Under the Director Program, each eligible person who becomes a member of the Board is granted an Option for 30,000 shares of Cellegy common stock on the first business day after the date such person is first elected or appointed to the Board (the “Initial Grant”). On the first business day after Cellegy’s annual meeting of stockholders, if the person is still a non-employee member of the Board and has served continuously as a member of the Board for at least one year and has not received an Initial Grant in the same calendar year, he or she is granted an Option for 12,000 shares of common stock (the “Annual Grant”). Initial Grants and Annual Grants generally vest and become exercisable in increments of one-third per year, on the first, second, and third anniversary of the grant date. The exercise price for Options granted under the Director Program is the fair market value of the common stock on the Grant Date, and the Options generally expire 10 years from the Grant Date (the “Expiration Date”). The Options cease to vest if the optionee ceases to be a member of the Board (the “Termination Date”). If the optionee ceases to be a member of the Board for any reason then each Option that has not expired or been exercised and has vested on the Termination Date may be exercised by the optionee within 12 months after the Termination Date (or such shorter or longer period as specified in the Option Agreement), but in no event later than the Expiration Date.

Corporate Transactions.   The 2005 Plan provides that if Cellegy is merged into or consolidated with another corporation under circumstances where Cellegy is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of Cellegy cease to own their shares or other equity interests in Cellegy, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Cellegy give up all of their equity interest in Cellegy, the successor corporation may assume, convert or replace any outstanding awards. In the alternative, the successor corporation may substitute any outstanding awards with substantially equivalent awards or provide substantially similar consideration to participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding shares of Cellegy held by a Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, then the options will immediately vest as to 100% of the shares subject thereto immediately before the consummation of the transaction, and all Awards that are not assumed as part of the transaction will expire at the closing of the transaction, unless the Board determines otherwise. In addition, the Board may, in its discretion, provide that the vesting of any or all other Awards granted pursuant to the 2005 Plan will accelerate upon such a transaction. If such options are not exercised before the consummation of the transaction, they will terminate at such time as the Board determines. Options granted under the Director Program will automatically vest and become exercisable in full in connection with a corporate transaction described above and the optionee will have 12 months after the Termination Date within which to exercise the option, as described above.

Payment of Exercise Price.   Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to Cellegy. Proceeds of any such payment will constitute general funds of Cellegy. The exercise price of Options granted under the

2005 Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (or by check); (b) by cancellation of indebtedness of Cellegy to the Participant; (c) by surrender of shares of Cellegy common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the Option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by a “same-day sale” commitment from the Participant and a National Association of Securities Dealers, Inc. (“NASD”) broker; (f) by a “margin” commitment from the Participant and an NASD broker; or (g) by any combination of the foregoing.

Termination of Employment.   Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, Cellegy or an Affiliate (“Employment Termination”), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of 90 days after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant’s representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.

Restricted Stock and Bonus Stock.   Participants awarded Restricted Stock must, within certain time periods specified in the 2005 Plan, pay to Cellegy, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the 2005 Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such award (the “Restriction Period”), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Except to the extent otherwise provided in the Award Agreement, upon a Participant’s Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant. The 2005 Plan also allows the Administrator to make awards of Bonus Stock to a Participant.

Amendment, Suspension or Termination of the 2005 Plan.   The Board may at any time amend, alter, suspend or discontinue the 2005 Plan without stockholder approval, except as required by applicable law.

ERISA, Internal Revenue Code.   The 2005 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2005 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a participant’s individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every participant of the 2005 Plan or in connection with transactions thereunder.

Incentive Stock Options

A Participant will not have taxable income upon the grant or exercise of an Incentive Stock Option (ISO). However, upon exercise, the amount by which the fair market value of the common stock acquired upon exercise of the Option (the “Option Shares”) exceeds the exercise price of the shares acquired (the “Option Spread”) is included on the Participant’s “alternative minimum taxable income” in determining the Participant’s liability for the “alternative minimum tax.” “Alternative minimum tax” is imposed to the extent it exceeds a Participant’s regular tax liability. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a “substantial risk of forfeiture” (including a right of repurchase in favor of Cellegy) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a “Section 83(b) Election”), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. Cellegy receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The 2005 Plan allows Cellegy to extend the period during which a Participant may exercise the Option. In all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to Cellegy) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a “Disqualifying Disposition”), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of common stock to Cellegy, including use of common stock to pay withholding or withheld by Cellegy upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Options

A Participant does not have taxable income upon the grant of a Non-Qualified Option (NQO), provided that the exercise price is at least equal to the fair market value of the common stock on the grant date. Federal income tax consequences upon exercise will depend upon whether the option shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the option shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have  ordinary  income at the time of  exercise measured by the Option Spread on the exercise date. The Participant’s tax basis in the option shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer. If the option shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option

Spread on the date of lapse. In such a case, the Participant’s holding period will also begin with the date of lapse.

Upon sale other than to Cellegy of option shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant’s tax basis in the shares, which will be long term or short term depending on the holding period. A sale of shares to Cellegy will constitute a redemption of such shares, which may be taxable as a dividend.

Restricted Stock and Bonus Stock

Restricted stock awards and stock bonuses granted under the 2005 Plan generally have the following federal income tax consequences.

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects under Section 83(b) of the Code to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to recipients who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

New Plan Benefits

The grant of Options or other awards under the 2005 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 2005 Plan. Accordingly, future awards are not determinable. The table of option grants under “Executive Compensation” provides information with respect to the grant of options under the Prior Plan to the Named Officers during 2004. Except for Mr. Rothermel, there were no option grants in 2004 under the Prior Plan to current executive officers as a group, or non-officer directors as a group, and there were option grants covering 5,000 shares to employees during 2004 pursuant to the Prior Plan. Assuming the approval of the 2005 Plan at the Annual Meeting, Annual Grant options to purchase 48,000 shares of common stock will be awarded to outside directors under the 2005 Plan. On August 15, 2005, the market price of the common stock was $1.35.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as its principal independent registered public accounting firm to perform the audit of Cellegy’s financial statements for fiscal 2005. The Board of Directors expects that representatives of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select PwC as our independent auditor, and the committee retains the discretion to change auditors notwithstanding ratification as requested by the Proposal, we believe such ratification to be desirable. In the event of a regular vote of such ratification, the Audit Committee will reconsider its selection.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by PwC to us for the audit of our annual financial statements for the year ended December 31, 2004, and fees billed for audit-related services, tax services and all other services rendered to us by PwC for 2004 and 2003.

Fees(1)	2004	2003
Audit fees(2)	$618,106	$120,000
Tax fees	34,980	—
Total	$653,086	$120,000

Audit fees.   Audit fees relate to services related to the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, including review of registration statements filed with the SEC.

Tax fees.   Tax fees include fees for services rendered in connection with preparation of federal, state and foreign tax returns and other filings and tax consultation services.

(1)   Fees for audit, tax and related services from other audit firms in 2004 and 2003 were approximately $201,000 and $48,000, respectively.

(2)   Audit fees in 2004 were higher due to the performance of interim reviews in 2004 by PwC, our acquisition of Biosyn, the Delaware reincorporation and certain other audit related reviews.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Executive Compensation

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Cellegy during fiscal years 2004, 2003 and 2002 to (i) each person who served as Cellegy’s chief executive officer during 2004, and (ii) the four most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of 2004 and whose total annual salary and bonus in such year exceeded $100,000 (of which there were only three such persons), and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of 2004 (collectively with the CEO, the “Named Officers”).

Summary Compensation Table

			Annual Compensation				Long Term Compensation Awards Securities		All
Name and Principal Position	Year		Salary $	Bonus $(4)	Other Annual Compensation $		Underlying Options #		Other Compensation $
K. Michael Forrest	2004	(6)	$398,000	$179,100	$—		—		$3,250	(5)
President and Chief	2003		380,000	—	325,000	(3)	80,000	(1)	3,500	(5)
Executive Officer	2002		284,375	100,000	100,000	(2)	244,097		3,000	(5)
John J. Chandler	2004		$225,000	$14,400	$—		—		$2,250	(5)
Vice President,	2003		215,000	—	—		25,000	(1)	2,150	(5)
Corporate Development	2002		177,005	15,000	—		140,139		2,020	(5)
A. Richard Juelis	2004	(7)	$212,500	$11,500	$—		—		$8,728	(5)
Vice President, Finance	2003		203,000	—	—		25,000	(1)	7,587	(5)
and Chief Financial Officer	2002		170,004	5,000	—		108,361		7,497	(5)
David A. Karlin, M.D.	2004	(8)	$237,000	$17,500	$—		—		$2,370	(5)
Vice President, Clinical	2003		225,000	—	—		25,000		2,250	(5)
Research	2002		46,875	—	—		150,000		—

(1)          A portion of the options reflected under the column entitled “Securities Underlying Options” were granted in consideration of a reduction in salary during the second half of 2003.

(2)          24,631 shares issued on April 21, 2003, based on the closing price of the common stock on that date of $4.06 per share.

(3)          82,487 shares issued on May 15, 2003, based on the closing price of the common stock on that date of $3.94 per share.

(4)          Bonuses are generally paid in the year following performance. Reflects bonuses earned for performance in the year indicated, pursuant to the Company’s bonus plan and based on milestones previously established, except for Michael Forrest, whose bonus was made pursuant to provisions in his employment agreement specifying amounts payable upon a termination of employment.

(5)          Consists of matching contributions under the Company’s 401(k) plan, and with respect to Mr. Juelis, long term disability insurance premiums.

(6)          Mr. Forrest resigned his position effective January 3, 2005.

(7)          Mr. Juelis resigned his position effective March 29, 2005.

(8)          Dr. Karlin was terminated without cause in May 2005.

Option Grants In Last Fiscal Year

There were no option grants to acquire Cellegy common stock during fiscal 2004 made to any Named Officer.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year End Option/SAR Values

The following table sets forth information with respect to the options exercised by the Named Officers during fiscal 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR at December 31, 2004 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at December 31, 2004 ($) Exercisable/Unexercisable(1)
K. Michael Forrest	—	—	884,219 / 111,667	$150,748 / $—
John J. Chandler	—	—	277,106 / 30,001	$ 88,389 / $—
A. Richard Juelis	33,520	$94,400	144,167 / 22,833	$ 15,515 / $—
David A. Karlin, M.D.	22,000	$51,260	101,037 / 26,963	$ 88,069 / $9,781

(1)          Based on the difference between the fair market value of the common stock at December 31, 2004 ($2.87 per share) and the exercise price of options shown on the table.

Employment Agreements and Change of Control Arrangements

The Company had an employment agreement with K. Michael Forrest effective as of January 1, 2003, to replace an earlier employment agreement with Mr. Forrest entered into in 1996. Mr. Forrest served as Chief Executive Officer until his resignation in January 2005. The agreement had an initial term of three years and was renewable for up to two successive one-year terms unless either party elects to terminate the agreement.  The agreement provided for a base compensation rate of $380,000 per year, issuance as a bonus of 82,487 shares of common stock under the 1995 Plan, and eligibility to participate in incentive compensation or bonus programs that the board of directors may establish from time to time.  The agreement provided for severance compensation (ranging from 18 to 24 months of salary and bonus, and certain other payments), continuation of (i) insurance benefits, (ii) the period within which to exercise options in certain circumstances, and (iii) medical and health insurance for Mr. Forrest until he reaches age 65 in certain circumstances. The agreement also provided for accelerated vesting of options in connection with a change of control transaction. Mr. Forrest resigned his position as Chief Executive Officer and a director in January 2005. Pursuant to the provisions of his employment agreement, the Company paid to Mr. Forrest his bonus for the 2004 year, severance compensation consisting of 18 months of salary at his 2004 rate with one-half of such amount paid in a lump sum upon termination and the balance payable over the 18-month period, and continued certain health benefits as provided in the agreement, and Mr. Forrest and the Company executed a general release of claims.

Retention and Severance Plan; Options

The Board of Directors of the Company adopted a Retention and Severance Plan in April 2003, and the Company has entered into related agreements with each of its officers and certain other employees. Under the plan, if an executive’s employment is terminated “upon a change of control,” as that term is defined in the plan, the executive will receive a lump sum payment in an amount equal to one year of base salary and one year of his or her targeted bonus. In addition, the vesting and exercisability of outstanding but unvested options held by the executive will be accelerated in full so that the options are fully vested, and the executive will have 12 months after the date of termination to exercise the options. The executive will receive paid COBRA medical and health insurance coverage for 12 months. If the Company terminates an executive’s employment, without cause (as that term is defined in the plan) in the absence of a change of control, the executive is entitled to receive his or her base salary for a period of six months, reduced by the amount of any compensation earned by the executive from other employment during that time. In addition, the executive will have six months from the date of termination to exercise options to the extent vested on the date of termination, and the executive is entitled to receive paid COBRA medical and health insurance coverage for six months. As a condition of receiving benefits under the plan, the Company may require the executive to sign a general release of claims in connection with the executive’s employment termination.

Other

Compensation Arrangements.   In connection with Cellegy’s acquisition of Biosyn, Inc. in October 2004, Cellegy entered into an employment agreement with Ms. Anne-Marie Corner, formerly the President of Biosyn, to become Senior Vice President, Women’s Preventive Health, of Cellegy. The agreement has an initial term of two years and will automatically renew for successive one-year terms unless either party elects to terminate the agreement. The agreement provides for a base compensation rate of $250,000 per year, issuance of a bonus of $25,000 in recognition of performance during the course of 2004, and eligibility to participate in incentive compensation or bonus programs that the board of directors may establish from time to time. The agreement provides for severance compensation including 12 months of salary and continuation of insurance benefits in certain circumstances including termination of employment other than for cause. The agreement also provides for accelerated vesting of options in connection with termination of employment other than for cause. In connection with the acquisition transaction, Cellegy assumed outstanding Biosyn options held by Ms. Corner, which were converted into options to purchase approximately 43,166 shares of Cellegy common stock at exercises prices ranging from $0.58 to $17.52 per share.

In March 2005, the board of directors of the Company, upon the recommendation of the Board’s Compensation Committee, approved a cash bonus under the terms of the Company’s previously-adopted 2004 bonus plan, for 2004 performance to certain employees and officers of the Company, including John J. Chandler, A. Richard Juelis, David A. Karlin, M.D. and Vivian Mak. The aggregate amount paid to such officers was $52,000 and for the individual officers ranged in amounts between 4.5% to 7.4% of their respective base salaries. The Report of the Compensation Committee included elsewhere in this proxy statement contains additional information regarding the details of these payments.

In November 2003, in consideration of Mr. Williams’ agreement to serve as Chairman of the Board and director, the Company agreed to pay Mr. Williams a fee of $100,000 per year. The Company also granted a stock option to Mr. Williams to purchase 1,000,000 shares of common stock, with 400,000 shares at an exercise price of $2.89 per share, which was the closing market price of the common stock on the grant date, and 600,000 shares at an exercise price of $5.00 per share. The option is vested and exercisable in full immediately, although a portion of the option, covering up to 600,000 shares initially and declining over time, is subject to cancellation to the extent the portion has not been exercised, in the event that Mr. Williams voluntarily resigns as Chairman and a director within certain time periods. In connection with his appointment as interim Chief Executive Officer in January 2005, the Company has agreed to pay Mr. Williams a total of $40,000 per month during his service as interim Chief Executive Officer (which amount includes the payments for services as Chairman).

The Compensation Committee, as plan administrator of the 1995 Plan, has the authority in certain circumstances to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Officers as well as other optionees under the 1995 Plan in connection with certain kinds of changes in control of Cellegy. For the Compensation Reduction Options granted on July 23, 2002, all remaining unvested options will vest immediately on the date a change in control occurs, if the employee is still employed by Cellegy. For the Stay Incentive Options granted on July 23, 2002, all remaining unvested options will vest immediately on the date a change in control occurs, if the employee loses his or her job (except for cause) within six months of the change in control date.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2004, information with respect to our equity compensation plans, including our 1995 Equity Incentive Plan and the 1995 Directors’ Stock Option Plan, and with respect to certain other options and warrants, as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of oustanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,109,142		$4.88	890,583
Equity compensation plans not approved by security holders	81,869	(1)	$11.72
	236,635	(2)	$3.87
Total	3,427,646		$4.40	890,583

(1)          Represents shares subject to oustanding warrants. Warrants to purchase 81,869 shares of common stock were issued in connection with the assumption by Cellegy of outstanding Biosyn Inc. warrants as part of the acquisition of Biosyn by Cellegy in October 2004. These warrants have exercise prices ranging from $5.84 to $17.52 per share and expire between the years 2013 and 2014.

(2)          Represents options to purchase common stock issued to Biosyn employees in connection with the assumption by Cellegy of oustanding Biosyn Inc. options as part of the acquisition of Biosyn by Cellegy in October 2004. These options are fully vested with exercise prices ranging from $0.06 to $21.02 and expire between the years 2005 and 2015.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 5, 2005 certain information known to Cellegy regarding the ownership of shares of common stock by (i) each person known to Cellegy to be a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Officer (see “Executive Compensation”) and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name	Number	Percent
SJ Strategic Investments, LLC(2)	7,343,993	24.7%
Tisch Family Interests(3)	5,525,168	18.5%
Richard C. Williams(4)	1,030,000	3.5%
K. Michael Forrest(6)	1,699,798	5.5%
A. Richard Juelis(7)	157,153	*
David A. Karlin(8)	108,849	*
John J. Chandler(5)	305,440	1.0%
Tobi B. Klar, M.D.(9)	118,328	*
John Q. Adams(10)	37,125	*
Robert B. Rothermel(10)	52,125	*
Thomas M. Steinberg(10)	17,125	*
All directors and officers as a group(11) 9 Persons)	1,742,432	5.5%

*                    less than 1%

(1)          Based upon information supplied by officers, directors and principal Stockholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of common stock, subject to an option that is currently exercisable or exercisable within 60 days of August 5, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Includes 290,000 shares subject to warrants. As reported on Schedule 13D dated February 18, 2003 and Forms 4 dated February 27, 2003 and May 16, 2005. While SJ Strategic Investments believes it possesses sole voting and investment power over such shares, John M. Gregory may be deemed to also have voting and investment power over such shares due to his position as Managing Member and Chief Manager of SJ Strategic Investments, pursuant to the entity’s Operating Agreement. While SJ Strategic Investments disclaims the existence of a group, due to the indirect beneficial ownership of its members, such members may be deemed to constitute a group.

(3)          Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Thomas J. Tisch, Jessica S. Tisch, Benjamin Tisch, Merryl H. Tisch and Thomas M. Steinberg (the “Reporting Persons”). According to information furnished by the Reporting Persons, 1,224,886 shares are beneficially owned by each of Andrew H. Tisch, Daniel R. Tisch and James S. Tisch; 2,174,185 shares are beneficially owned by Thomas J. Tisch; 6,400 shares are beneficially owned by each of Jessica S. Tisch and Benjamin Tisch and by Merryl H. Tisch as custodian for Samuel Tisch; and 17,125 shares are beneficially owned by Thomas M. Steinberg. Each of the Reporting Persons has disclaimed beneficial ownership of any shares owned by any other Reporting Person, except to the extent that beneficial ownership has been expressly reported in filings with the Securities and Exchange Commission. The address of Andrew H.

Tisch, James S. Tisch, Thomas J. Tisch and Thomas M. Steinberg is 667 Madison Avenue, New York, N.Y. 10021, of Daniel R. Tisch is c/o Tower View LLC, 500 Park Avenue, New York, N.Y. 10022, and of Benjamin Tisch, Jessica S. Tisch and Merryl H. Tisch is c/o Tisch Financial Management, 655 Madison Avenue, 19th  Floor, New York, N.Y. 10021.

(4)   Includes 1,000,000 shares issuable upon the exercise of stock options.

(5)          Includes 290,440 shares issuable upon the exercise of stock options.

(6)   Includes 892,553 shares issuable upon exercise of stock options. No longer an officer of the Company.

(7)   Includes 150,333 shares issuable upon exercise of stock options. No longer an officer of the Company.

(8)   Includes 108,849 shares issuable upon exercise of stock options. No longer an officer of the Company.

(9)   Includes 83,128 shares issuable upon the exercise of stock options.

(10)   Includes 17,125 shares issuable upon the exercise of stock options.

(11)   Includes 1,465,832 shares issuable upon the exercise of stock options.

RELATED PARTY TRANSACTIONS

Certain information regarding related party transaction is disclosed above under the headings “Director Compensation” and “Employment Agreements and Change of Control Arrangements.”

Private Placement Transactions.   In July 2004, Cellegy sold approximately 3,020,000 shares of common stock at a price of $3.42 per share, and warrants to purchase 604,000 shares of common stock with an exercise price of $4.62 per share, to a small number of sophisticated investors in a private placement transactions. Gross proceeds from the offering were approximately $10.3 million. The investors included among others, SJ Strategic Investments and members of the Tisch family and Kingsway, LLC, which purchased 1.2 million and 720,000 shares, respectively. The Company filed a registration statement with the Securities and Exchange Commission, which has been declared effective, covering the possible resale of the shares from time to time in the future. In May 2005, Cellegy sold approximately 3.6 million shares of Common Stock at a price of $1.65 per share, for net proceeds of approximately $5.6 million. The Company also issued approximately 714,362 Series A warrants at an exercise price of $2.25 per share, and 714,362 Series B warrants at an exercise price of $2.50 per share. Three directors, Messrs. Adams, Rothermel and Williams, purchased a total of 50,000 shares in the offering at the closing market price of the common stock on the date of the transaction; the directors did not receive any warrants. Investors in the transaction included, among others, SJ Strategic Investments, LLC and Four-Fourteen Partners. Cellegy filed a registration statement, which has been declared effective, registering the possible resale of the securities issues in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Cellegy’s directors and executive officers, and persons who own more than ten percent of a registered class of Cellegy’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Cellegy common stock and other equity securities of Cellegy. Officers, directors and greater than ten percent stockholders are required by the regulations of the SEC to furnish Cellegy with copies of all Section 16(a) forms they filed. To Cellegy’s knowledge, based solely on review of the copies of such reports furnished to Cellegy, during the last fiscal year all Section 16(a) filing requirements applicable to Cellegy’s officers, directors, and greater than ten percent beneficial owners were timely filed, except that: a Form 4 was filed on January 2004 with respect to the January 2004 grant of 30,000 options to Robert B. Rothermel; and Form 5s were filed in February 2005 with respect to the annual option grants to purchase

12,000 shares of common stock made to each outside director in June 2004 under Cellegy’s 1995 Directors’ Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (“Committee”), namely, John Q. Adams, Sr., Thomas M. Steinberg and Richard C. Williams, were (a) at any time during 2004 an officer or employee of Cellegy or any of its subsidiaries or (b) formerly an officer of Cellegy or any of its subsidiaries. No executive officer of Cellegy served during 2004 or serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers on our Board or our Compensation Committee.

The compensation committee report, audit committee report and stock price performance graph that follow are required by the Securities and Exchange Commission. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed to be “soliciting material” or filed under these Acts.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board makes recommendations to the Board concerning compensation for executive officers and employees of Cellegy, including severance provisions, grants stock options and acts as the administrator of the Company’s equity incentive plans and approves, within certain guidelines, warrants granted to consultants. Mr. Steinberg is the Chair of the Committee. Mr. Williams does not participate in discussions regarding, or vote with respect to, decisions relating to his compensation.

General Compensation Policy

The Committee acts on behalf of the Board to establish the general compensation policy for all employees of Cellegy. Subject to provisions of any applicable employment agreements, the Committee typically reviews base salary levels and total compensation for the Chief Executive Officer (“CEO”), other executive officers and employees of Cellegy prior to the beginning of each fiscal year. The Committee administers Cellegy’s incentive and equity plans, including the 1995 Equity Incentive Plan (the “1995 Plan”) and 1995 Directors’ Stock Option Plan (the “1995 Directors Plan”). The Committee’s philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate and individual performance, subject to the provisions of any written employment agreements or arrangements. Consistent with this philosophy, the incentive component of the compensation of the executive officers of Cellegy is contingent on the achievement primarily of corporate goals and, secondarily, on individual objectives. Long-term equity incentives for executive officers include the granting of stock options under the 1995 Plan and additional incentives including cash bonuses. Stock options generally have value for the executive only if the price of Cellegy’s stock increases above the fair market value on the grant date and the executive remains in Cellegy’s employ for the period required for the shares to vest or, where vesting of options is subject to the attainment of certain performance objectives, if the specified performance objectives are attained.

The base salaries, incentive compensation and stock option grants of the executive officers are determined, in part, by the Committee based on data from prevailing compensation practices of other pharmaceutical companies with whom Cellegy competes for executive talent and by evaluating such information in connection with Cellegy’s corporate goals and objectives. The Committee reviewed compensation data from certain companies within Cellegy’s industry group and geographic location using salary and stock option survey data and publications. The Committee compared the compensation of Cellegy’s executive officers with the compensation practices of comparable companies to determine base salary, cash incentive compensation and stock option awards.

Fiscal 2004 Executive Compensation

Base Compensation.   The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO, subject to provisions of any employment agreements or arrangements.

Incentive Compensation.   Cash bonuses may be awarded if Cellegy exceeds predetermined corporate goals and objectives set by the Board early in the year. As disclosed in the Report of the Committee in last year’s proxy statement, bonuses were paid to three executive officers in early in 2004 relating to 2003 performance.

In 2004 the Committee approved a cash incentive compensation program for all employees of the Company. The program establishes incentive compensation targets for each employee based on a percentage of the employee’s base salary. The percentage varies by position, with the percentage being higher for those, more senior persons having a greater ability to impact overall corporate results. Payout was based on achievement of corporate goals and individual objectives. Corporate goals for the year were approved by the Board of Directors after review by the Compensation Committee. Individual objectives for officers were approved by the Compensation Committee after review by the President and CEO; individual objectives for all other employees were approved by the President and CEO. Compensation formulas were weighted with achievement of corporate goals accounting for 70% of the weighting for executive officers and 85% for the CEO, with the balance of the weighting based on performance against individual management objectives.

In March 2005, the Board, upon the recommendation of the Committee, approved a cash bonus under the Company’s previously-adopted 2004 bonus plan, for 2004 performance to certain employees and officers of the Company, including John J. Chandler, A. Richard Juelis, David A. Karlin, M.D. and Vivian Mak. The aggregate amount paid to such officers was $52,000 and for the individual officers ranged in amounts between 4.5% to 7.4% of their respective base salaries. The bonuses were based on individual 2004 performance targets as well as corporate objectives previously established by the Board under the plan concerning various events relating to clinical programs, the regulatory process and commercialization of the Company’s products in the United States and overseas. The Board does not currently intend to adopt a Company bonus plan for the 2005 year, although the Board retains the discretion to pay bonuses to officers or employees of the Company. The Board, upon the recommendation of the Committee, also approved a cash bonus payment to Ms. Anne-Marie Corner, Senior Vice President, Women’s Preventive Health, of $75,000 and also granted an option to Ms. Corner to purchase 150,000 shares of the Company at $2.03 per share.

Stock Options.   Stock options typically have been granted to executive officers when the executive first joins Cellegy, in connection with a significant change in responsibilities, in response to changes in industry practices and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives and employees for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution, the need to retain key employees, their ability to impact business unit and past performance and/or consistency within the executive’s peer group. In fiscal 2004, the Committee considered these factors, as well as the number of unvested options held by such executive officers as of the grant date. At the discretion of the Committee, executive officers may also be granted stock options under the 1995 Plan to provide greater incentives to continue their employment with Cellegy and to strive to increase the value of the common stock. Initial stock options generally become exercisable over a four-year period and, in certain instances, sooner based on the attainment of certain objectives. Annual stock option grants are generally issued based on the achievement of corporate goals and individual performance for the prior year and become exercisable over a three-year period, with an exercise price that is equal to the fair market value of the Common Stock on the grant date. No option grants were awarded to any executive officer during 2004.

CEO Compensation.   K. Michael Forrest was Chief Executive Officer of the Company during 2004. His compensation during 2004 was paid pursuant to the terms of his employment agreement. Mr. Forrest did not receive any bonus payments or other compensation during 2004. As disclosed in last year’s proxy statement, Mr. Forrest was awarded a 4.7% increase in base compensation to $398,000 effective January 1, 2004 for performance in 2003. In addition, in connection with termination of Mr. Forrest’s employment in January 2005, pursuant to the provisions of his employment agreement the Company paid to Mr. Forrest his target bonus for the 2004 year, severance compensation consisting of 18 months of salary at his 2004 rate, and continued certain health benefits as provided in the agreement.

Compliance with Section 162(m) of the Internal Revenue Code of 1986.   Internal Revenue Code Section 162(m) limits Cellegy’s ability to deduct compensation in excess of $1,000,000 in any taxable year to the individual who is the chief executive officer at the end of the taxable year and the four other highest compensated officers of Cellegy during the taxable year. Cash compensation for fiscal 2004 for any individual was not in excess of $1,000,000, and Cellegy does not expect cash compensation for fiscal 2005 to be in excess of $1,000,000 for any individual. The Plan is in compliance with Section 162(m) by limiting the amount of stock awards that may be granted to any one individual.

Thomas M. Steinberg, Committee Chair
John Q. Adams
Richard C. Williams

REPORT OF THE AUDIT COMMITTEE

The Audit Committee presently is composed of three members. The current members of the committee are Robert B. Rothermel, who is the Committee Chair, John Q. Adams, Sr. and Thomas M. Steinberg. The Board, in its business judgement, has determined that all members of the Committee are “independent” as defined in the applicable listing standards of the Nasdaq National Market. The Committee operates under a written chapter, adopted  by the Board of Directors, as amended April 2004. This charter is filed as an exhibit to this year’s proxy statement. The responsibilities and duties of the Committee, summarized below, are more fully set forth in the committee’s charter.

Management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee monitors these processes, as well as reviews the Company’s interim financial statements with management and independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q with the Securities and Exchange Commission. The Committee also pre-approves all audit and non-audit services to be provided by the external independent auditors. The primary purpose of the Committee is to represent and assist the Board of Directors in fulfilling its general oversight responsibilities relating to the quality and integrity of the accounting, auditing and reporting practices of the Company and the legal compliance and ethics programs as established by management and the Board.

In fulfilling its oversight responsibilities, the Committee had 10 meetings in 2004 and 2 meetings during the first quarter of 2005 with management and the auditors. The Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 with management including a discussion of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and plans for compliance with new accounting criteria and legal and regulatory requirements.

The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of Cellegy’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, during fiscal 2004 the Company’s independent auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm that firm’s independence. The Committee also considered the compatibility of non-audit services with the registered public accounting firm’s independence.

The Committee discussed with Cellegy’s independent registered public accounting firm the overall terms of engagement, scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Cellegy’s internal controls, the implications of new and existing accounting policies and disclosure requirements and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements which were included in the Annual Report on Form 10-K for the year ended December 31, 2004. The Committee has selected, subject to stockholder approval, PricewaterhouseCoopers LLP as Cellegy’s independent registered public accounting firm for the year ending December 31, 2005.

Pre-Approval Policies

Under our pre-approval policies with respect to our independent registered public accounting firm, the Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.

All fees reported under the headings Audit fees, Audit-related fees and Tax fees above for 2004 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions. Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

Robert B. Rothermel, Committee Chair
John Q. Adams, Sr.
Thomas M. Steinberg

COMPANY STOCK PRICE PERFORMANCE

The chart shows a five-year comparison of the cumulative total stockholder return on the common stock of Cellegy, the Nasdaq (US only) Stock Market Index and the Nasdaq Pharmaceutical Stocks Index from December 31, 1999 to December 31, 2004 (assuming the investment of $100 in Cellegy common stock and in each of the indices on December 31, 1999, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each year presented.

Comparison of Cumulative Total Return

	1999	2000	2001	2002	2003	2004
Cellegy Index	$100	$174	$254	$120	$92	$85
Nasdaq Index (US only)	$100	$59	$45	$26	$38	$41
Nasdaq Pharmaceutical Index	$100	$120	$108	$72	$103	$111

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Pursuant to Securities and Exchange Commission Rule 14a-8 and, assuming that the reincorporation proposal is approved and implemented as described in this Proxy Statement, under the Company’s By-Laws, in order for business to be properly brought before the 2006 annual meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company, at 1800 Byberry Road, Bldg. #13, Huntingdon Valley, PA 19006. To be timely, a stockholder proposal to be presented at the 2006 annual meeting of stockholders must be received at the Company’s principal executive offices before May 1, 2006, which is 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. The proposal must also satisfy the conditions established by the SEC for stockholder proposals to be included in Cellegy’s proxy statement for that meeting. In addition, pursuant to SEC Rule 14a-4, if Cellegy is not notified of a stockholder proposal by at least 45 days before the date on which Cellegy first mailed its proxy materials for the prior year’s annual meeting of stockholders, or the earlier date described above for timely submission of stockholder proposals specified by the advance notice provision in the Company’s By-Laws, then the proxies held by management of Cellegy will provide for discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

OTHER MATTERS

The Board knows of no other matters that will be presented at the Annual Meeting. If however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxy holders.

By Order of the Board of Directors,

Richard C. Williams
Chairman of the Board

Huntingdon Valley, Pennsylvania

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed postage prepaid envelope. Thank you for your prompt attention to this matter.

Annex A

CELLEGY PHARMACEUTICALS, INC.

2005 EQUITY INCENTIVE PLAN

Adopted June 8, 2005

1.   PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2.   SHARES SUBJECT TO THE PLAN.

2.1   Number of Shares Available.   Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be one million (1,000,000) shares. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company; (c) are subject to an Award that otherwise terminates without Shares being issued; (d) are withheld if an Award is exercised through a reduction of shares subject to the Award (“net exercise”); or (e) are withheld in order to satisfy federal, state or local tax liability (to the extent permitted by the Committee), shall not count against the above limit and will again be available for grant and issuance in connection with future Awards under this Plan. If the exercise price of any Option is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock delivered to the Participant net of the shares of Common Stock delivered to the Company or attested to shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery pursuant to the 2005 Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2   Adjustment of Shares.   In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the share amounts set forth in Section 3 below, and (d) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.   ELIGIBILITY.   ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Subject to the provisions of this Plan relating to capitalization adjustments, at any time that the Company may be subject to the applicable provisions of Section 162(m) of the Code, no employee shall be eligible to be granted Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent of the Fair Market Value of the Common Stock on the date the Award is granted covering more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 1,000,000 shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.   ADMINISTRATION.

4.1   Committee Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)          construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)         prescribe, amend and rescind rules and regulations relating to this Plan;

(c)          select persons to receive Awards;

(d)         determine the form and terms of Awards (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable and the extension or acceleration of any such provisions or limitations, based in each case on such factors as the Committee shall determine, in its sole discretion;

(e)          determine the number of Shares or other consideration subject to Awards;

(f)            determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)          grant waivers of Plan or Award conditions;

(h)         determine the vesting, exercisability and payment of Awards;

(i)            correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)             determine whether an Award has been earned; and

(k)         make all other determinations necessary or advisable for the administration of this Plan.

In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with the Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may delegate to one or more officers of the Company the authority to do one or both of the following: (i) designate officers and employees of the Company or any of its Subsidiaries to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such officers and employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such officer and that such officer may not grant an Award to himself or herself. Notwithstanding anything to the contrary in this Section, the Board may not delegate to an officer the authority to determine the Fair Market Value of the Common Stock. The provisions of this Plan that make express reference to Rule 166-3 or any successor Rule, or which are required in order for certain Award transactions to qualify for exemption under Rule 166-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act.

4.2   Committee Discretion.   Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3   Compliance with Code Section 162(m).   If two or more members of the Board are Outside Directors, then subject to the provisions of Section 4.1 above, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors.

4.4   Liability and Indemnification of the Committee.   No member of the group constituting the Committee, or any employee of the Company to whom the Committee delegates certain administrative responsibilities, shall be liable for any act or omission on such member’s or employee’s own part, including but not limited to the exercise of any power or discretion given to such member, or employee as delegatee, under this Plan, except for those acts or omissions resulting from such member’s or employee’s own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the group constituting the Committee and each present and future employee delegated administrative responsibilities by such Committee against, and each member of the group constituting the Committee or employee delegated administrative responsibilities by such Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments or settlements approved by the Company and made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the full extent permitted by law and by the Certificate of Incorporation and Bylaws of the Company.

5.   OPTIONS.   The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1   Form of Option Grant.   Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2   Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3   Exercise Period and Expiration Date.   An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Options, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.

5.4   Exercise Price.   The Exercise Price of an NQSO will be determined by the Committee when the Option is granted; provided, however, that if expressly required by one or more state securities authorities or laws as a condition of issuing Awards and Shares in compliance with the securities laws of such state, the exercise price of an NQSO shall not be less than 85% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any NQSO granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an NQSO may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or a substitution for another Option in a manner consistent with the provisions of Section 424(a) of the Code. The Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, an ISO may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or a substitution for another Option in a manner consistent with the provisions of Section 424(a) of the Code. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5   Method of Exercise.   Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6   Termination.   Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)          If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)         If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter (but not less than six months) or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)          Award Agreements and other agreements relating to Awards under this Plan may include a provision that if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that the Participant’s service is terminated.

5.7   Limitations on Exercise.   The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8   Limitations on ISOs.   The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9   Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants effected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10   No Disqualification.   Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11   Automatic Grant Program for Non-Employee Directors.   Each Non-Employee Director shall be eligible to receive Options under the automatic option grant program described below (the Program”).

(a)          Initial Grant.   Each Non-Employee Director who becomes a member of the Board will automatically be granted an NQSO to purchase 30,000 Shares (the “Initial Grant”). Initial Grants shall be made on the first business day after the date such Optionee is first elected to the Board.

(b)         Succeeding Annual Grants.   On the first business day after each of the Company’s annual meeting of stockholders, if the Non-Employee Director is still a member of the Board, has served continuously as a member of the Board for at least one year, and has not received an Initial Grant in the same calendar year, the Optionee will automatically be granted an NQSO for 12,000 Shares (an “Annual Grant”).

(c)          Vesting.   Options granted under the Program shall be exercisable as they vest. The date an Optionee receives an Initial Grant or an Annual Grant is referred to as the “Start Date” for such Option. Each Initial Grant and Annual Grant will vest as follows, so long as the Optionee continuously remains a director of the Company: (i) on the first anniversary of the Start Date, the grant will vest as to one-third (1/3) of the Shares subject to the Annual Grant or Initial Grant (as the case may be); (b) on the second anniversary of the Start Date, the grant will vest as to a one-third (1/3) of the Shares subject to the Annual Grant or Initial Grant (as the case may be); and (c) on the third anniversary of the Start Date, the grant will vest as to an additional one-third (1/3) of the Shares subject to the Annual Grant or Initial Grant (as the case may be).

(d)         Exercise Price.   The exercise price of an Option granted under the Program shall be the Fair Market Value of the Shares, at the time that the Option is granted.

(e)          Termination of Option.   Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the “Expiration Date”). The Option shall cease to vest if the Optionee ceases to be a member of the Board. The date on which the Optionee ceases to be a member of the Board shall be referred to in this Section as the “Termination Date”. An Option may be exercised after the Termination Date only as set forth below:

(i)             If the Optionee ceases to be a member of the Board for any reason, then each Option then held by such Optionee, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) within twelve (12) months after the Termination Date (or such shorter or longer period as is specified in the Option Agreement), but in no event later than the Expiration Date.

(f)            Acceleration of Options.   In the event of a corporate transaction of the kind described in Section 18 below, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and shall continue to be exercisable subject to the provisions of paragraph (e) above.

6.   RESTRICTED STOCK.   A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1   Form of Restricted Stock Award.   All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2   Purchase Price.   The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee; provided, that if expressly required by any state securities authorities as a condition of the offer and sale of Shares subject to Restricted Stock Awards in compliance with the securities laws of such state, the Purchase Price will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3   Restrictions.   Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

7.   STOCK BONUSES.

7.1   Awards of Stock Bonuses.   A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company (provided that the Participant pays the Company the par value, if any, of the Shares awarded by such Stock Bonus in cash) pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2   Terms of Stock Bonuses.   The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3   Form of Payment.   The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

7.4   Termination During Performance Period.   If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee determines otherwise.

8.   PAYMENT FOR SHARE PURCHASES.

8.1   Payment.   Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)          by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)          by waiver of compensation due or accrued to the Participant for services rendered; provided, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(e)          with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)          through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)          through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)    by any combination of the foregoing.

9.   WITHHOLDING TAXES.

9.1   Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2   Stock Withholding.   When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10.   PRIVILEGES OF STOCK OWNERSHIP.

10.1   Voting and Dividends.   No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 12.

10.2   Financial Statements.   If expressly required by any state securities authorities as a condition of the offer and issuance of Awards in compliance with the securities laws of such state, the Company shall provide to each Participant during the period such Participant holds an outstanding Award a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company’s fiscal year during the period Awards are outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11.   TRANSFERABILITY.   Unless determined otherwise by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant. If the Committee in its sole discretion makes an Award or any interest therein transferable, such Award may only be transferred pursuant to such additional terms and conditions as the Committee deems appropriate.

12.   RESTRICTIONS ON SHARES.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not “Vested” (as defined in the Stock Option Agreement) held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Purchase Price, provided, that if expressly required by a state securities law or authority as a condition of qualifying the offer and issuance of an Award under applicable securities laws, the right to repurchase lapses at the rate of at least 20% per year over five (5) years from the date the Shares were purchased (or from the date of grant of options in the case of Shares obtained pursuant to a Stock Option Agreement and Stock Option Exercise Agreement), and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

13.   CERTIFICATES.   All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.   ESCROW.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15.   REPRICING, ECHANGE, BUYOUT OF AWARDS.   The repricing of Options is permitted without prior stockholder approval, provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time, authorize the Company, in the case of an Option exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards, to reduce the exercise price of any Award to the then current fair market value, or take any other action that is treated as a “repricing” under generally accepted accounting principles. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.   NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.   CORPORATE TRANSACTIONS.

18.1   Assumption or Replacement of Awards by Successor.   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately before such merger (other than any shareholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the shareholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or replace such Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards shall immediately vest as to 100% of the Shares subject thereto immediately prior to the consummation of such transaction. All Awards that are not assumed as part of such transaction shall expire at the closing of such transaction unless otherwise determined by the Board. Notwithstanding the foregoing, the Board may, in its sole discretion, provide that the vesting of any or all other Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18.1. If the Board exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Board determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

18.2   Other Treatment of Awards.   Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction.

18.3   Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.   ADOPTION AND SHAREHOLDER APPROVAL.   This Plan was adopted by the Board on June 8, 2005 (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

20.   TERM OF PLAN.   Unless earlier terminated as provided herein, this Plan will terminate ten (10) years following the Effective Date.

21.   AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act) pursuant to the Exchange Act or any rule promulgated thereunder.

22.   NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.   DEFINITIONS.   As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means termination of the Participant’s employment on the basis of the Participant’s commission of any felony or other crime involving fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Cellegy Pharmaceuticals, Inc. a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes Section 162(m) of the Code.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined by the Board in its sole discretion, exercised in good faith; provided, however, that if the Common Stock of the Company is quoted on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System or is regularly quoted by a recognized securities dealer, and selling prices are reported, the Fair Market Value per share shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or by such dealer, for the date the value is to be determined (or if there are not sales for such date, then for the last preceding business day on which there were sales); provided, however, that if the Common Stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, the Fair Market Value per share shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are not sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Directors” means a director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation” either directly or indirectly, in any capacity other than as a director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Cellegy Pharmaceutical, Inc. 2005 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Annex B

Audit Committee Charter

Revised: December 13, 2002; April 16, 2004

ORGANIZATION

This charter governs the operations of the Audit Committee (“Committee”) of Cellegy Pharmaceuticals, Inc. (“Cellegy” or “Company”). The Committee shall review and reassess  the charter at least annually and submit the charter for review by the Company’s Board of Directors (“Board”). The Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, and shall comprise at least three directors, each of whom is independent, as defined by applicable law (including rules and regulations of the Securities and Exchange Commission), and by the listing requirements of any stock exchange or market on which the Company’s Common Stock is traded (“Listing Requirements”), of Management and the Company; provided, however, that the Committee may include one member who is not considered independent under applicable Listing Requirements, only in the circumstances and subject to the provisions described in such Listing Requirements. All Committee members shall be financially literate and shall satisfy any required criteria under applicable Listing Requirements relating to understanding of financial statements, and at least one member shall have accounting or related financial management expertise and shall be considered to be a financial expert, as those criteria may be defined by the rules of the Securities and Exchange Commission and by applicable Listing Requirements.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by Management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee members, independent auditors, and Management. The Company’s independent auditors shall have unrestricted access at any time to Committee members. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, accounting experts or other advisors as it determines necessary to carry out its duties.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.  Management is responsible for preparing Cellegy’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing those statements and for reviewing the Company’s unaudited interim financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and requirements applicable to the Company. To the extent that responsibilities of the Committee relate specifically to applicable Listing Requirements or provisions of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (the “Exchange Act”), such responsibilities shall be subject to the effective date of such requirements and any subsequent amendment to, or interpretation of, such requirements. The Committee will take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•       The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall discuss with the auditors their independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of non-audit services with the auditors’ independence. The Committee shall have direct responsibility for appointing, compensating, overseeing the work of, and replacing the external independent auditors.

•       The Committee shall pre-approve all audit and non-audit services to be provided by the external independent auditors (subject to any de minimus exceptions for non-audit services described in Section 10A of the Exchange Act, which are to approved by the Committee prior to the completion of the Audit), and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Chair of the Committee may grant pre-approval of audit and non-audit services (and the Committee may delegate such authority to one or more other members of the Committee), provided that the pre-approval decision and related services are presented to the Committee at its next regularly scheduled meeting.

•       The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with Management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs. The Committee shall periodically meet separately, in executive session, with Management, the outside auditors and the Company’s internal audit personnel, and report regularly to the Board with respect to its activities. Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations and any issues or concerns warranting Committee attention. The Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee shall review with the independent auditors any audit problems or difficulties and Management’s response. The Committee shall discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•       The Committee shall review and approve all transactions between the Company and any related party (as that term is defined under applicable Nasdaq listing standards).

•       The Committee shall establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

•       The Committee shall establish procedures to receive and process communications concerning possible violations of the Company’s Code of Business Conduct and Ethics or other potential improper conduct at the Company.

•       The Committee shall review the interim financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) with Management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.  The

Committee shall discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, including as appropriate, all GAAP alternative treatments of financial information that were discussed with Management, their ramifications and the treatment preferred by the independent auditors and other material written communications between the independent auditors and Management. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•       The Committee shall review with Management and the independent auditors the financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•       The Committee, at least annually, shall receive and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•       The Committee shall review any disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Company’s periodic reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•       The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•       The Committee shall review and discuss the Company’s earnings press releases with Management and, if available, the auditors. The Chair of the Committee may represent the entire Committee for the purposes of this review.

•       The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•       The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•       The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

•       The Committee shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any applicable Listing Requirements, and perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

PROXY

CELLEGY PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

September 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLEGY

The undersigned hereby appoints Richard C. Williams and Robert J. Caso, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Cellegy Pharmaceuticals, Inc. (“Cellegy”) to be held on September 28, 2005, at the offices of Carter Ledyard & Milburn LLP, 570 Lexington Avenue, 41st Floor, New York, NY 10022, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting, (1) as hereinafter specified upon the proposals listed below and on the reverse side and as more particularly described in the Proxy Statement of the Company (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2005 Annual Report to Stockholders.

(Continued, and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends that you vote FOR the election of all nominees and FOR Proposal Nos. 2, 3 and 4.								Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS Nominees: 01 John Q. Adams, Sr.	☐	☐	ITEM 2–TO APPROVE THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.	☐	☐	☐	ITEM 4–THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.
02 Tobi B. Klar, M.D.				FOR	AGAINST	ABSTAIN
03 Robert B. Rothermel 04 Thomas M. Steinberg 05 Richard C. Williams			ITEM 3–TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2005 FISCAL YEAR.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:			I plan to attend the meeting	☐			Dated:		, 2005

(Print Stockholder(s) name)

Signature(s) of Stockholder or Authorized Signatory)

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. If election of directors is by cumulative voting, the proxy holders may in their discretion cumulate votes with respect to election of directors.

Signature			Signature					Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a Corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE